Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-231104, 333-236145, 333-251903, 333-262168, 333-269155, 333-276651, 333-287288 and 333-292757) of our report dated March 31, 2025 with respect to the consolidated financial statements of Phunware, Inc. as of and for the year ended December 31, 2024 included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Houston, TX

March 26, 2026